Exhibit 2.1
Execution Version

FIRST AMENDMENT TO THE

MEMBERSHIP INTEREST AND STOCK PURCHASE AGREEMENT

This First Amendment to the Membership Interest and Stock Purchase Agreement, dated as of July 1, 2017 (this “Amendment”), is entered into by and among CenStar Energy Corp., a New York corporation (“Buyer”), Spark Energy, Inc., a Delaware corporation (“Guarantor”), and Verde Energy USA Holdings, LLC, a Delaware limited liability company (“Seller” and, together with Buyer and the Guarantor, the “Parties” and each a “Party”).

WHEREAS, the Parties have entered into that certain Membership Interest and Stock Purchase Agreement, dated May 5, 2017 (as heretofore amended, supplemented or modified, the “Agreement”);

WHEREAS, Section 12.1 of the Agreement provides that the Agreement may be amended, modified, or supplemented only by written agreement of the parties thereto;

WHEREAS, the Parties desire to amend the Agreement to change certain defined terms, on the terms and subject to the conditions set forth herein;

WHEREAS, Section 8.1 of the Agreement provides that the Buyer and Seller may agree in writing on the date on which the Closing will occur; and

WHEREAS, the Buyer and Seller desire to set the Closing Date notwithstanding the method set forth in Section 8.1 of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Definitions. Capitalized terms used and not defined in this Amendment have the meanings assigned to them in the Agreement.

2.    Amendments to the Agreement. The Agreement is hereby amended and modified as follows:

(a)    The definition of “Direct Subsidiary” and “Direct Subsidiaries” in the preamble to the Agreement is hereby amended to include Verde Ohio.
(b)    The definition of “Effective Time” in Exhibit A to the Agreement is hereby amended and restated in its entirety as follows:

1

““Effective Time” means 12:00:01 a.m. eastern prevailing time on the first day of the calendar month in which the Closing Date occurs.”

3.     Closing Date. The exchange of executed Transaction Documents and other Closing matters shall occur on June 30, 2017, but the Closing shall be deemed to have occurred on July 1, 2017 and the Closing Date shall be July 1, 2017.

4.    Effect of the Amendment. Except as expressly modified by this Amendment, all of the terms and provisions of the Agreement remain in full force and effect and are hereby ratified and confirmed by the Parties. On and after the date hereof, each reference in the Agreement to “Agreement,” “hereunder,” “hereof,” “hereto,” “herein” and words of similar import, and each reference to the Agreement in any other agreements, documents or instruments executed and delivered pursuant to, or in connection with, the Agreement, will mean and be a reference to the Agreement as amended by this Amendment.

5.    Miscellaneous.

(a)    Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b)    Captions. The section titles (and the titles of other subdivisions of this Amendment) and headings in this Amendment are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Amendment.

(c)    Electronic Signatures; Counterparts. This Amendment may be executed by electronic transmission of signatures by any Party (i.e., portable document format or similar method) and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required. This Amendment may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

(d)    Amendment and Modification. This Amendment may be amended, modified or supplemented only by written agreement of the Parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

SELLER: VERDE ENERGY USA HOLDINGS, LLC By:_/s/ Thomas FitzGerald Name: Thomas FitzGerald Title: Chief Executive Officer
BUYER: CENSTAR ENERGY CORP. By:_/s/ Nathan Kroeker_ Name: Nathan Kroeker Title: Chief Executive Officer and President
GUARANTOR: SPARK ENERGY, INC. By:_/s/ Nathan Kroeker_ Name: Nathan Kroeker Title: Chief Executive Officer and President

[Signature Page to the First Amendment to
Membership Interest and Stock Purchase Agreement]